As filed with the Securities and Exchange Commission on December 23, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	400 Collins Road NE Cedar Rapids, Iowa 52498 (319) 295-1000	52-2314475
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(I.R.S. Employer Identification No.)

GARY R. CHADICK, ESQ.
Senior Vice President, General Counsel and Secretary
Rockwell Collins, Inc.
400 Collins Road NE
Cedar Rapids, Iowa 52498
(319) 295-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
MARC A. ALPERT, ESQ.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-5100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Debt securities

Common Stock, par value $.01 per share (including the associated preferred share purchase rights)

Preferred Stock, no par value

Warrants

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Rockwell Collins, Inc.

Debt Securities
Common Stock
(including the associated preferred share purchase rights)
Preferred Stock
Warrants to Purchase Debt Securities
Warrants to Purchase Common Stock
Warrants to Purchase Preferred Stock

        We may offer, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of the securities being offered and the specific manner in which they will be offered in supplements to this prospectus. The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements carefully before you invest.

        We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Our common stock is listed on the New York Stock Exchange, Inc. under the trading symbol "COL".

Investing in these securities involves certain risks. See "Risk Factors" on page 3 for information you should carefully consider before you decide to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

December 23, 2008.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.

        This prospectus only provides you with a general description of the securities we may offer and the manner in which we may offer them. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the manner in which they will be offered. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described below under the headings "Where You Can Find More Information" and "Documents Incorporated by Reference".

        You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement. In the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

        References in this prospectus to "Rockwell Collins", "we", "us" and "our" are to Rockwell Collins, Inc.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information, including the registration statement of which this prospectus is a part and exhibits to the registration statement, with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.rockwellcollins.com. The information contained on and linked from our Internet site is not incorporated by reference into this prospectus.

        You may also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. Any information so updated or superseded will not constitute a part of this prospectus, except as so updated or superseded. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering under this prospectus:

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  our Annual Report on Form 10-K for the year ended October 3, 2008;

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  all other reports we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since October 3, 2008; and

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  the description of our common stock contained in Item 11 of our Registration Statement on Form 10, as amended (File No. 001-16445), filed with the SEC pursuant to Section 12(b) of the Exchange Act.

        Notwithstanding the foregoing, we are not incorporating any document or information furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents incorporated by reference into this prospectus (not including exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents) at no cost to you by writing or telephoning us at the following address:

Rockwell Collins, Inc.
400 Collins Road NE
Cedar Rapids, Iowa 52498
Attention: Office of the Corporate Secretary
(319) 295-1000

 CAUTIONARY STATEMENT

        This prospectus, and documents that are incorporated by reference in this prospectus, contain statements, including certain projections and business trends, that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the financial condition of our customers (including major U.S. airlines); the health of the global economy, including further or continued deterioration in the currently volatile economic and financial market conditions; delays related to the award of domestic and international contracts; the continued support for military transformation and modernization programs; additional adverse impact of oil prices on the commercial aerospace industry; the impact of the global war on terrorism on U.S. government military procurement expenditures and budgets; changes in domestic and foreign government spending, budgetary and trade policies adverse to our businesses; market acceptance of our new and existing technologies, products and services; reliability of and customer satisfaction with our products and services; favorable outcomes on or potential cancellation or restructuring of contracts, orders or program priorities by our customers; customer bankruptcies and profitability; recruitment and retention of qualified personnel; regulatory restrictions on air travel due to environmental concerns; effective negotiation of collective bargaining agreements by us and our customers; performance of our suppliers and subcontractors; risks inherent in development and fixed price contracts, particularly the risk of cost overruns; risk of significant reduction to air travel or aircraft capacity beyond our forecasts; our ability to execute to our internal performance plans such as our productivity improvement and cost reduction initiatives; achievement of our acquisition and related integration plans; continuing to maintain our planned effective tax rates; our ability to develop contract compliant systems and products on schedule and within anticipated cost estimates; risk of fines and penalties related to noncompliance with export control regulations; risk of asset impairments and government claims related to our pension plan freeze; our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual operating plan; and the uncertainties of the outcome of litigation, as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in our SEC filings. These forward-looking statements are made only as of the respective dates on which they were made.

THE COMPANY

        Our company, Rockwell Collins, Inc., provides design, production and support of communications and aviation electronics for military and commercial customers worldwide. While our products and systems are primarily focused on aviation applications, our Government Systems business also offers products and systems for ground and shipboard applications. In addition, we provide a wide range of services and support to our customers through our network of service centers worldwide, including equipment repair and overhaul, service parts, field service engineering, training, technical information services and aftermarket used equipment sales. We operate in multiple countries and are headquartered in Cedar Rapids, Iowa. Our company's heritage is rooted in the Collins Radio Company formed in 1933. Rockwell Collins, Inc., the parent company, is incorporated in Delaware.

        Our principal executive offices are located at 400 Collins Road NE, Cedar Rapids, Iowa 52498, and our telephone number is (319) 295-1000.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the information included and incorporated by reference in this prospectus and the applicable prospectus supplement before you decide to purchase these securities, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended October 3, 2008, as updated by periodic and current reports that we file with the SEC after the date of this prospectus.

The occurrence of any of these risks might cause you to lose all or part of your investment in these securities. Please also refer to the section above entitled "Cautionary Statement".

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, we anticipate that the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, share repurchases, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested before use.

RATIO OF OUR EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Fiscal Year Ended
	October 3, 2008	September 28, 2007	September 29, 2006	September 30, 2005	October 1, 2004
Ratio of earnings to fixed charges(1)	27	37	32	30	26

(1)
In computing the ratio of earnings to fixed charges, earnings are defined as income before income taxes, adjusted for income or loss attributable to minority interests in subsidiaries, undistributed earnings of less than majority owned subsidiaries, and fixed charges excluding capitalized interest. Fixed charges are defined as interest on borrowings (whether expensed or capitalized) and that portion of rental expense applicable to interest. Our ratio of earnings to combined fixed charges and preferred stock dividends for the period above are the same as our ratio of earnings to fixed charges because we had no shares of preferred stock outstanding for the period presented and currently have no shares of preferred stock outstanding.

DESCRIPTION OF DEBT SECURITIES

        We may issue the debt securities offered by this prospectus under an existing indenture dated as of November 1, 2001, as supplemented as of December 4, 2006, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee. We have summarized certain provisions of this indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. In addition to our existing indenture described below, we may issue debt securities, including subordinated debt securities, pursuant to another indenture or indentures to be entered into after the date of this prospectus. If we elect to issue debt securities under another indenture, we will file a copy of that indenture as an exhibit to the registration statement of which this prospectus is a part and describe certain provisions of that indenture in a supplement to this prospectus.

        When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus.

        We encourage you to carefully read the summary below, the applicable prospectus supplements and the indenture.

General

        Our existing indenture does not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time in one or more series. Under the indenture, we may issue debt securities with terms different from those of debt securities that we have previously issued. We may issue additional amounts of a series of debt securities without the consent of the holders of that series. The different series of debt securities issued under the indenture may have different dates for payments, different rates of interest and be denominated in different currencies.

        The applicable prospectus supplement will describe the terms of any series of debt securities being offered, including the following:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities ;

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  if other than U.S. dollars, the currency or currencies in which the debt securities are denominated or payable and the manner for determining the equivalent amount in U.S. dollars;

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  the date or dates on which the principal (and any premium) will be payable;

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  any annual rate or rates, or the method of determining the rate or rates, at which the debt securities will bear interest;

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  the date or dates from which interest will accrue and the date or dates on which interest will be payable;

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  the place or places where payments will be made;

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  any provisions for redemption of the debt securities at our option;

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  any provisions that would obligate us to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

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  the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

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  whether we will issue the debt securities as registered securities, bearer securities or both, and other terms with respect to bearer securities;

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  whether we will issue the debt securities in whole or in part in the form of global securities, the depositary for global securities and provisions for exchanging debt securities;

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  whether we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay those additional amounts;

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  any provision that would determine payments on the debt securities by reference to an index;

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  the person to whom we will pay any interest, if other than the record holder on the applicable record date;

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  the extent to which any interest payable on any temporary global security will be paid if other than in the manner provided in the indenture;

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  any changes in or additions to the events of default or covenants contained in the indenture;

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  any defeasance or covenant defeasance provisions;

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  the designation of the initial exchange rate agent, if applicable;

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  any conversion or exchange features of the debt securities;

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  the identity of the trustee, authenticating agent, security registrar and/or paying agent, if other than the trustee; and

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  any other terms of the debt securities (which will not conflict with the terms of the indenture).

        We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any material special U.S. federal income tax considerations or other material special considerations applicable to debt securities we sell at an original issue discount, we will describe them in the applicable prospectus supplement. In addition, we will describe in the applicable prospectus supplement any material special U.S. federal income tax considerations and any other material special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

        Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. The indenture does not limit other indebtedness or securities which we may incur or issue. The indenture does not contain financial or similar restrictions on us, except as described under "—Certain Covenants". Other than the protections which may otherwise be afforded holders of debt securities as a result of the operation of the covenants described under "—Certain Covenants" below or as may be made applicable to the debt securities as described in the applicable prospectus supplement, there are no covenants or other provisions that may afford holders of debt securities protection if there is a leveraged buyout or other highly leveraged transaction involving us or any similar occurrence.

Form, Denominations, Transfer and Exchange

        We may issue debt securities as registered securities, bearer securities or as both registered securities and bearer securities. Unless we indicate otherwise in the applicable prospectus supplement, we will issue registered securities denominated in U.S. dollars in multiples of $1,000 and bearer securities denominated in U.S. dollars in multiples of $10,000. The indenture provides that we may issue debt securities in global form. Please see "—Global Securities" below. Unless otherwise indicated in the applicable prospectus supplement, bearer securities (other than global securities) will have interest coupons attached.

        You may surrender debt securities for exchange and registered securities for registration of transfer in the manner, at the places and subject to the restrictions set forth in the applicable prospectus supplement. This may be done without service charge but we may require payment of related taxes or other governmental charges. Bearer securities and the attached coupons will be transferable by delivery.

Global Securities

        We may issue the debt securities of any series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary that we identify in the applicable prospectus supplement and that we may register in the name of the depositary or the depositary's nominee. We may issue global securities in fully registered or bearer form and in either temporary or permanent form.

        We anticipate that the following provisions will generally apply to depository arrangements. We will describe in the applicable prospectus supplement whether all or any part of the debt securities will be issued in the form of one or more global securities.

        Upon the issuance of a registered global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of institutions that have accounts with the depositary (those institutions with accounts with the depositary are referred to in this prospectus as participants). These accounts will be designated by the underwriters, dealers or agents engaging in the distribution of the debt securities or by us if we offer and sell the debt securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and records of participants

(with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

        Unless otherwise specified in the applicable prospectus supplement, payment of principal of, premium, if any, and any interest on debt securities represented by any registered global security will be made to the depositary or its nominee, as the sole registered owner and the sole holder of the debt securities. Neither we, the trustee nor any agents of us or the trustee will be responsible for any aspect of the depositary's records or any participant's records relating to, or payments made by the depositary or any participants on account of, beneficial ownership interests in a registered global security representing any debt securities. Neither we, the trustee nor any agents of us or the trustee will be responsible or liable for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any payment in respect of any registered global security, immediately will credit the participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name". Those payments will be the sole responsibility of those participants.

        If a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of the series to participants in exchange for the global security or securities representing the series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global securities. In that event, we will issue individual debt securities of the series to participants in exchange for the global security or securities representing the series of debt securities.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, the place of payment for a series of debt securities issuable solely as registered securities will be New York, New York and we have designated an office of the trustee for this purpose. At our option, we may make interest payments on registered securities by:

  •
  check mailed to the address of the person that appears in the security register, or

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  transfer to an account located in the United States maintained by the person that is specified in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, we will pay any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

        We may from time to time designate additional offices or agencies for payment with respect to any debt securities. We may also from time to time change the location of any of the offices or agencies and rescind the designation of any of the offices or agencies.

        All moneys we deposit with the trustee or any paying agent for the payment on any debt security or any related coupon that remains unclaimed at the end of two years after the payment is due and payable will be repaid to us, in which case the holder of the debt securities or coupons will look only to us for that payment.

Convertible Debt Securities

        The terms and conditions upon which any convertible debt securities of a series may be converted into shares of our capital stock, including the initial conversion price or rate and the conversion period, and other related provisions, will be set forth in the applicable prospectus supplement. Please see "Description of Capital Stock".

Certain Covenants

         Definitions.    The following is a summary of certain defined terms used in the restrictive covenants contained in the indenture. We refer you to the indenture for a full description of all of these terms, as well as any other terms used for which no definition is provided.

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  "Funded debt" means:

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  indebtedness for money borrowed having a maturity of more than 12 months;

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  certain obligations in respect of lease rentals; and

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  the higher of the par value or liquidation value of preferred stock of a restricted subsidiary that is not owned by us or a wholly-owned restricted subsidiary, provided that funded debt does not include certain debt subordinate to the debt securities.

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  "Principal property" includes any real property (including buildings and other improvements) of ours or a restricted subsidiary, owned at or acquired after November 1, 2001 (other than any pollution control facility, cogeneration facility or small power production facility), which:

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  has a book value in excess of 5% of shareowners' equity; and

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  in the opinion of our board of directors is of material importance to the total business conducted by us and our restricted subsidiaries as a whole.

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  "Restricted subsidiary" means any of our subsidiaries that is not an unrestricted subsidiary. "Unrestricted subsidiary" means any of our subsidiaries that we designate as an unrestricted subsidiary. We may from time to time designate any restricted subsidiary as an unrestricted subsidiary and any unrestricted subsidiary as a restricted subsidiary; provided that:

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  we may not designate a subsidiary as an unrestricted subsidiary unless at the time of the designation the subsidiary does not own, directly or indirectly, any capital stock of any restricted subsidiary or any funded debt or secured debt of ours or any of our restricted subsidiaries; and

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  we may not designate a subsidiary as restricted or unrestricted unless, immediately after the designation, no default or event of default under the indenture will exist. Unrestricted subsidiaries will not be restricted by the various provisions of the indenture applicable to restricted subsidiaries.

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  "Sale and lease-back transaction" means, subject to certain exceptions, sales or transfers of any principal property owned by us or any restricted subsidiary which has been in full operation for more than 180 days prior to the sale or transfer, where we have or the restricted subsidiary has the intention of leasing back the property for more than 36 months but discontinuing the use of the property on or before the expiration of the term of the lease.

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  "Secured debt" means indebtedness for money borrowed (other than indebtedness among us and our restricted subsidiaries) that is secured by a mortgage or other lien on any of our or a restricted subsidiary's principal properties or a pledge, lien or other security interest on the stock or indebtedness of a restricted subsidiary.

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  "Shareowners' equity" means, at any date of computation, the aggregate of capital stock, capital surplus and earned surplus, after deducting the cost of shares of our capital stock held in treasury, of ours and the restricted subsidiaries, as consolidated and determined in accordance with generally accepted accounting principles.

         Limitations on Liens.    We and our restricted subsidiaries may not create, incur, assume or suffer to exist any secured debt without equally and ratably securing the outstanding debt securities. These restrictions do not apply to:

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  secured debt existing at November 1, 2001;

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  liens on property acquired or constructed after November 1, 2001 by us or a restricted subsidiary and created at the time of, or within 12 months after, the acquisition or the completion of the construction to secure all or any part of the purchase price of the property or to secure all or part of the cost of the construction;

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  mortgages on property created within 12 months of completion of construction of a new plant or plants on the property to secure all or part of the cost of the construction;

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  liens on property existing at the time the property is acquired;

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  liens on stock acquired after November 1, 2001 if the aggregate cost of all stock subject to those liens does not exceed 10% of shareowners' equity;

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  liens securing indebtedness of a successor corporation of ours to the extent the successor is permitted by the indenture;

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  liens securing indebtedness of a restricted subsidiary outstanding at the time it became a restricted subsidiary;

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  liens securing indebtedness of any person outstanding at the time it is merged with or substantially all its properties are acquired by us or any restricted subsidiary;

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  liens on property or on the outstanding shares or indebtedness of a corporation existing at the time the corporation becomes a restricted subsidiary;

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  liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing arrangement with any federal, state or municipal government or other governmental body or agency;

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  extensions, renewals or replacements of the foregoing permitted liens to the extent of their original amounts;

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  liens in connection with government and certain other contracts;

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  certain liens in connection with taxes or legal proceedings;

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  certain other liens not related to the borrowing of money; and

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  liens in connection with sale and lease-back transactions as described under "—Limitations on Sale and Lease-Back Transactions".

        In addition, we and our restricted subsidiaries may have secured debt without equally and ratably securing the outstanding debt securities if the sum of:

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  the amount of the secured debt, plus

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  the aggregate value of sale and lease-back transactions (subject to certain exceptions) described below,

does not exceed 10% of shareowners' equity.

         Limitations on Sale and Lease-Back Transactions.    We and our restricted subsidiaries may not enter into sale and lease-back transactions unless:

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  we or our restricted subsidiaries are entitled to incur secured debt equal to the amount realizable upon the sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the outstanding debt securities; or

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  an amount equal to the greater of net proceeds of the sale or fair value of the property sold as determined by our board of directors is applied within 180 days of the transaction:

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  to the retirement of consolidated funded debt or indebtedness of ours or a restricted subsidiary that was funded debt at the time it was created; or

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  to the purchase of other principal property having a value at least equal to the greater of the amounts; or

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  the sale and lease-back transaction was an industrial revenue bond, pollution control bond or similar financing arrangement with any federal, state, municipal government or other governmental body or agency.

         Limitations on Certain Consolidations, Mergers and Sales of Assets.    We may not consolidate with or merge into any other entity or transfer our property and assets substantially as an entirety to any other entity, unless:

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  the surviving entity formed by the consolidation, into which we merge or that acquires our property and assets is an entity organized and existing under the laws of the United States, or any state of the United States, and assumes our obligations on the debt securities and any coupons,

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  immediately after giving effect to the transaction, no default or event of default under the indenture will have occurred or be continuing, and

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  other conditions specified in the indenture are satisfied.

        If we consolidate with or merge into any other entity or we transfer our property and assets substantially as an entirety to any other entity, the successor entity will be substituted as obligor under the indenture and thereafter we will be relieved of all obligations and covenants under the indenture, the debt securities and any coupons. The indenture also provides that if we consolidate with or merge into any other entity or we transfer our property and assets substantially as an entirety to any other entity, and as a result any principal property owned by us or a restricted subsidiary would become subject to any mortgage or lien not otherwise permitted by the indenture, we will prior to the transaction secure the debt securities, equitably and ratably with any of our other indebtedness then entitled to be so secured, by a direct lien on the principal property and certain other properties.

Defeasance and Covenant Defeasance

        The applicable prospectus supplement will state if any defeasance provisions apply to any series of debt securities.

        The indenture contains a provision that, if made applicable to any series of debt securities, permits us to elect (a) to defease and be discharged from most of our obligations with respect to any outstanding series of debt securities, or (b) to be released from our obligations under most of our restrictive covenants, including those described above under "Certain Covenants". We call the first election "legal defeasance" and the second election "covenant defeasance". To make either election, we must:

  •
  deposit in trust with the trustee enough of any combination of money or securities evidencing U.S. government obligations to pay the principal of and any premium and any interest on the outstanding debt securities;

  •
  if we have deposited securities for purposes of the defeasance, deliver to the trustee a certificate from independent certified public accountants stating that the securities mature and bear interest at such times as will, together with the deposited money, provide a sufficient amount to pay the principal of and any premium and any interest on the outstanding debt securities; and

  •
  deliver to the trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must be based on a ruling of the IRS to that effect.

Modification of Indenture and Waiver of Certain Covenants

        Without the consent of the holders of the debt securities of each series affected, we and the trustee may execute a supplemental indenture for limited purposes, including adding to our covenants or events of default, curing ambiguities, appointing a successor trustee and other changes that do not adversely affect the rights of a holder of debt securities.

        With the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected, we and the trustee may also execute a supplemental indenture to change the indenture or modify the rights of the holders of debt securities of any series, but, without the consent of the holder of each outstanding debt security affected, a supplemental indenture may not, among other things:

  •
  change the maturity of principal of or interest, if any, on any debt security;

  •
  reduce the principal amount of or the rate of interest, if any, on any debt security or any premium payable on redemption of the debt security; or

  •
  reduce the percentage of holders of debt securities of that series whose consent is required to authorize any supplemental indenture.

        The holders of a majority in principal amount of outstanding debt securities of any series may waive our compliance with certain covenants in the indenture with respect to debt securities of that series.

        The indenture provides that in determining whether the holders of the required principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security deemed outstanding will be the amount of the principal due and payable upon acceleration of the maturity of the debt security;

  •
  the principal amount of any indexed security deemed outstanding will be the principal face amount of the indexed security at original issuance unless otherwise provided by the indenture;

  •
  the principal amount of a security denominated in one or more foreign currencies will be deemed to be the U.S. dollar equivalent; and

  •
  securities owned by us or any other obligor upon the securities or any affiliate of ours or of the obligor will be disregarded and deemed not to be outstanding.

Defaults and Certain Rights on Default

        An "event of default" with respect to any series of debt securities is defined in the indenture as any of the following:

  •
  default for 30 days in payment of any interest on the debt securities of the series;

  •
  default in payment of principal of or premium, if any, on the debt securities of the series at maturity;

  •
  default for 90 days after notice in performance of any other covenant in the indenture;

  •
  certain events of bankruptcy, insolvency, receivership or reorganization relating to us; or

  •
  any other event of default applicable to a particular series of debt securities and described in the applicable prospectus supplement.

        An event of default with respect to debt securities of a particular series does not necessarily constitute an event of default with respect to any other series. We will furnish to the trustee annually a written statement as to the fulfillment of our obligations under the indenture. If an event of default occurs and is continuing with respect to any series of debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal amount of all the debt securities of the series to be due and payable. The holders of a majority in principal amount of outstanding debt securities of the series may, under certain circumstances, rescind that declaration.

        Subject to the provisions of the indenture relating to the duties of the trustee if an event of default occurs and is continuing, the trustee is not obligated to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders offer to the trustee security or indemnity reasonably satisfactory to it.

        Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of the series.

        The holders of a majority in principal amount of outstanding debt securities of any series may, in certain cases, waive any default except a default in payment of principal of or premium, if any, or any interest on the debt securities of the series.

Governing Law

        New York law governs the indenture, the debt securities and any coupons.

Concerning the Trustee

        Affiliates of The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture, are among the banks with which we maintain ordinary banking relationships and with which we maintain credit facilities.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock, as amended or superseded by any applicable prospectus supplement, includes a summary of certain provisions of our restated certificate of incorporation and our amended by-laws. This description is subject to the detailed provisions of, and is qualified by reference to, our restated certificate of incorporation and our amended by-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

        We are authorized to issue (1) 1,000,000,000 shares of common stock, par value $.01 per share, of which 158,308,602 shares were outstanding as of October 31, 2008 and (2) 25,000,000 shares of preferred stock, without par value, of which our board of directors has designated 2,500,000 shares as Series A Junior Participating Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. For a more detailed discussion of our preferred share purchase rights and how they relate to our common stock, please see "—Rockwell Collins Rights Plan". The authorized shares of our common stock and preferred stock are available for issuance without further action by our shareowners, unless the action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareowners is not so required, our board of directors may determine not to seek shareowner approval.

Common Stock

        Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefor. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or set aside. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

        Each holder of our common stock is entitled to one vote for each share of common stock outstanding in the holder's name. No holder of common stock is entitled to cumulate votes in voting for directors. Our restated certificate of incorporation provides that, unless otherwise determined by our board of directors, no holder of our common stock has any right to purchase or subscribe for any stock of any class which we may issue or sell.

        Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock.

Preferred Stock

        Our restated certificate of incorporation permits us to issue up to 25,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors in a certificate of designation without any further action by our shareowners. Our board of directors has designated 2,500,000 shares of our preferred stock as Series A Junior Participating Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. The powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of any other series will be fixed by a certificate of designation relating to the series, which will specify the terms of the preferred stock, including:

  •
  the maximum number of shares in the series and the specified designation;

  •
  the terms on which dividends, if any, will be paid;

  •
  the terms on which the shares may be redeemed, if at all;

  •
  the terms of any retirement or sinking fund for the purchase or redemption of shares of the series;

  •
  the liquidation preference, if any;

  •
  the terms and conditions, if any, on which shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  •
  the restrictions on the issuance of shares of the same series or any other class or series; and

  •
  the voting rights, if any, of shares of the series.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that, depending on the terms of the series, could impede the completion of a merger, tender offer or other takeover attempt.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the related prospectus supplement are not complete. You should refer to the certificate of designation relating to the applicable series of preferred stock for complete information. The applicable prospectus supplement also will contain a description of certain material United States federal income tax consequences relating to the preferred stock.

Series A Junior Participating Preferred Stock

        For a description of the Series A Junior Participating Preferred Stock, please see "—Rockwell Collins Rights Plan".

Certain Provisions in Our Restated Certificate of Incorporation and Amended By-Laws

        Our restated certificate of incorporation and amended by-laws contain various provisions that may have the effect of rendering unsolicited or hostile attempts to acquire control of us more difficult. These provisions could discourage transactions that might lead to a change of control of us.

        Our restated certificate of incorporation provides that the number of directors is fixed by our board of directors. Other than directors elected by the holders of any series of preferred stock or any other series or class of stock except common stock, our directors are divided into three classes. Each class consists as nearly as possible of an equal number of directors. Currently, the terms of office of the three classes of directors expire, respectively, at our annual meetings in 2009, 2010 and 2011. The term of the successors of each class of directors expires three years from the year of election. Directors elected by shareowners at each annual meeting of shareowners are elected by a plurality of all votes cast. Directors may be removed from office, but only for cause and only by the affirmative vote of the holders of not less than 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

        Our restated certificate of incorporation contains a fair price provision pursuant to which a business combination, as defined in our restated certificate of incorporation, between us or one of our subsidiaries and an interested shareowner, as defined in our restated certificate of incorporation, requires approval by the affirmative vote of the holders of not less than 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the business combination is approved by at least two-thirds of the continuing directors, as defined in our restated certificate of incorporation, or certain fair price criteria and procedural requirements specified in the fair price provision are met. If either the requisite approval of our board of directors or the fair price criteria and procedural requirements were met, the business combination would be subject to the voting requirements otherwise applicable under the Delaware General Corporation Law, which for most types of business combinations currently would be the affirmative vote of the holders of a majority of all of our outstanding shares of stock entitled to vote thereon. Any amendment or repeal of the fair price provision, or the adoption of provisions inconsistent therewith, must be approved by the affirmative vote of the holders of not less than 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the amendment, repeal or adoption is approved by at least two-thirds of the continuing directors, in which case the provisions of the Delaware General Corporation Law would require the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon.

        Our restated certificate of incorporation and amended by-laws provide that a special meeting of shareowners may be called only by a resolution adopted by a majority of the entire board of directors. Shareowners are not permitted to call, or to require that the board of directors call, a special meeting of shareowners. Moreover, the business permitted to be conducted at any special meeting of shareowners is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. In addition, our restated certificate of incorporation provides that any action taken by our shareowners must be effected at an annual or special meeting of shareowners and may not be taken by written consent instead of a meeting. Our amended by-laws establish an advance notice procedure for shareowners to nominate candidates for election as directors or to bring other business before meetings of our shareowners.

        Our restated certificate of incorporation provides that the affirmative vote of at least 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, would be required to amend or repeal the provisions of our restated certificate of incorporation with respect to:

  •
  the election of directors;

  •
  the right to call a special shareowners meeting;

  •
  the right to act by written consent;

  •
  amending our restated certificate of incorporation or amended by-laws; or

  •
  the right to adopt any provision inconsistent with the preceding provisions.

In addition, our restated certificate of incorporation provides that our board of directors may make, alter, amend and repeal our amended by-laws and that the amendment or repeal by shareowners of our amended by-laws would require the affirmative vote of at least 80% of the voting power described above, voting together as a single class.

Rockwell Collins Rights Plan

        Each outstanding share of our common stock also evidences one preferred share purchase right. Each preferred share purchase right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, at $125, subject to adjustment. The terms of the preferred share purchase rights are set forth in the rights agreement dated as of June 28, 2001 between us and Mellon Investor Services LLC, as rights agent.

        Until the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of our outstanding capital stock (an acquiring person) or (2) 10 business days, or such later date as may be determined by our board of directors prior to that time as any person or group becomes an acquiring person, following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding capital stock, the earlier of those dates being called the rights distribution date, preferred share purchase rights will be attached to our common stock and will be owned by the registered owners of our common stock.

        The rights agreement provides that, until the preferred share purchase rights are no longer attached to our common stock, or until the earlier redemption or expiration of the preferred share purchase rights:

  •
  the preferred share purchase rights will be transferred with and only with our common stock;

  •
  certificates representing our common stock and statements in respect of shares of our common stock registered in book-entry or uncertificated form will contain a notation incorporating by reference the terms of the preferred share purchase rights; and

  •
  the transfer of any shares of our common stock will also constitute the transfer of the associated preferred share purchase rights.

As soon as practicable following the date the preferred share purchase rights are no longer attached to our common stock, separate certificates evidencing preferred share purchase rights will be mailed to holders of record of our common stock as of the close of business on the date the preferred share purchase rights are no longer attached to our common stock and the separate certificates alone will evidence preferred share purchase rights.

        In addition, the rights agreement provides that in connection with the issuance or sale of our common stock following the date the rights separate from the common stock and prior to the earlier of (1) the date the preferred share purchase rights are redeemed and (2) the date the preferred share purchase rights expire, (a) we will, with respect to common stock issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement in existence prior to the date the rights separate from the common stock, or upon the exercise, conversion or exchange of securities, notes or debentures under the terms thereof issued by us and in existence prior to the date the rights separate from the common stock, and (b) we may, in any other case, if deemed necessary or appropriate by our board of directors, issue certificates representing the appropriate number of preferred share purchase rights in connection with the issuance or sale. We will not be obligated to issue any of these certificates if, and to the extent that, we are advised by counsel that the issuance of those certificates would create a significant risk of material adverse tax consequences to us or the person to whom the certificate would be issued or would create a significant risk that the stock options or employee plans or arrangements would fail to qualify for otherwise available special tax treatment. In addition, no certificate will be issued if, and to the extent that, appropriate adjustments otherwise have been made instead of the issuance thereof.

        Preferred share purchase rights are not exercisable until the rights distribution date. Preferred share purchase rights will expire on June 30, 2011, unless this expiration date is extended or unless preferred share purchase rights are earlier redeemed by us.

        The purchase price payable, and the number of shares of Series A Junior Preferred Stock or other securities or property issuable, upon exercise of the preferred share purchase rights are subject to adjustment from time to time to prevent dilution upon the occurrence of the following events:

  •
  in the event of a stock dividend on, or a subdivision, combination or reclassification of, Series A Junior Preferred Stock;

  •
  upon the grant to holders of shares of Series A Junior Preferred Stock of rights or warrants to subscribe for or purchase shares of Series A Junior Preferred Stock at a price, or securities convertible into shares of Series A Junior Preferred Stock with a conversion price, less than the then current market price of the shares of Series A Junior Preferred Stock; or

  •
  upon the distribution to holders of shares of Series A Junior Preferred Stock of evidences of indebtedness or assets, excluding regular periodic cash dividends or dividends payable in shares of Series A Junior Preferred Stock, or of subscription rights or warrants, other than those referred to above.

        The number of outstanding preferred share purchase rights and the number of one one-hundredths of a share of Series A Junior Preferred Stock issuable upon exercise of each preferred share purchase right are also subject to adjustment in the event of a stock split of common stock or a stock dividend on common stock payable in common stock or subdivisions, consolidations or combinations of common stock occurring, in any of those cases, prior to the date the preferred share purchase rights are no longer attached to the common stock.

        We cannot redeem shares of Series A Junior Preferred Stock purchasable upon exercise of preferred share purchase rights. Each share of Series A Junior Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock whenever the dividend is declared. In the event of liquidation, the holders of Series A Junior Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series A Junior Preferred Stock will have 100 votes, voting together with common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Junior Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. These rights will be protected by customary antidilution provisions.

        Because of the nature of the Series A Junior Preferred Stock's dividend, liquidation and voting rights, the value of each one one-hundredth interest in a share of Series A Junior Preferred Stock purchasable upon exercise of each preferred share purchase right should approximate the value of one share of common stock.

        In the event that, at any time after any person or group of affiliated or associated persons has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold, proper provision will be made so that each holder of a preferred share purchase right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of a preferred share purchase right, that number of shares of common stock of the acquiring company which at the time of the transaction will have a market value of two times the exercise price of a preferred share purchase right. In the event that any person or group of affiliated or associated persons becomes an acquiring person, proper provision will be made so that each holder of a preferred share purchase right, other than preferred share purchase rights beneficially owned by the acquiring person, which will thereafter be void, will thereafter have the right to receive upon exercise, instead of shares of Series A Junior Preferred Stock, that number of shares of common stock having a market value of two times the exercise price of a preferred share purchase right.

        At any time after any person or group of affiliated or associated persons becomes an acquiring person, and prior to the acquisition by the person or group of 50% or more of our outstanding common stock, our board of directors may exchange preferred share purchase rights, other than preferred share purchase rights owned by the person or group, which will have become void after the person became an acquiring person, for common stock, at an exchange ratio of one share of common stock per preferred share purchase right, subject to adjustment.

        No fractional shares of Series A Junior Preferred Stock will be issued, other than fractions which are integral multiples of one one-hundredth of a share of Series A Junior Preferred Stock, which may, at our election, be evidenced by depository receipts. Instead, an adjustment in cash will be made based on the market price of Series A Junior Preferred Stock on the last trading day prior to the date of exercise.

        At any time prior to any person or group of affiliated or associated persons becoming an acquiring person, our board of directors may redeem preferred share purchase rights in whole, but not in part, at a price of $.01 per preferred share purchase right, subject to adjustment. The redemption of preferred share purchase rights may be made effective at such time, on such basis and with such conditions as our board of directors may determine, in its sole discretion. Immediately upon any redemption of preferred share purchase rights, the right to exercise preferred share purchase rights will terminate and the only right of the holders of preferred share purchase rights will be to receive the redemption price.

        The terms of preferred share purchase rights may be amended by our board of directors without the consent of the holders of preferred share purchase rights, including an amendment to decrease the threshold at which a person becomes an acquiring person from 15% to not less than 10%, except that from and after such time as any person becomes an acquiring person, no amendment may adversely affect the interests of the holders of preferred share purchase rights.

        Until a preferred share purchase right is exercised, the holder thereof, as such, will have no rights as a shareowner of our company, including, without limitation, the right to vote or to receive dividends.

        The foregoing summary of the material terms of preferred share purchase rights is qualified by reference to our rights agreement, a copy of which is on file with the SEC.

DESCRIPTION OF THE WARRANTS

        The following summarizes the terms of the debt warrants, common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a warrant agreement that we will enter into with a warrant agent we select at the time of issue.

General

        We may issue warrants evidenced by warrant certificates under the warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer warrants, the applicable prospectus supplement will describe the terms of the warrants, including:

  •
  the offering price, if any;

  •
  the principal amount of debt securities or the number of shares of common or preferred stock purchasable upon exercise of one warrant and the price at which the principal amount of debt securities or shares, as applicable, may be purchased upon exercise;

  •
  in the case of debt warrants, the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

  •
  in the case of debt warrants, if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

  •
  in the case of preferred stock warrants, if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  the dates on which the right to exercise the warrants begins and expires;

  •
  certain material United States federal income tax consequences;

  •
  call provisions, if any;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, the antidilution provisions of the warrants.

Rights as Holders of Debt Securities

        Debt warrant holders, as such, will not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrant holders will not be entitled to payments of principal of and interest, if any, on the debt securities.

No Rights as Shareowners

        Holders of stock warrants, as such, will not be entitled to vote, to consent, to receive dividends or to receive notice as shareowners with respect to any meeting of shareowners, or to exercise any rights whatsoever as shareowners of Rockwell Collins.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers or agents and their compensation in a prospectus supplement.

VALIDITY OF THE SECURITIES

        The validity of the securities offered by this prospectus has been passed on for us by Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, and if the securities are being distributed in an underwritten offering, the validity of the securities will be passed on for the underwriters by their own counsel, who will be named in the prospectus supplement.

EXPERTS

        The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by the registrant in connection with the distribution of securities registered under this registration statement.

Securities and Exchange Commission registration fee	$	*
Accounting fees and expenses		**
Transfer agent fees and expenses		**
Trustee fees and expenses		**
Legal fees and expenses		**
Printing and engraving fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*
Excluded because the SEC registration fee is being deferred pursuant to Rule 456.

**
These fees are calculated based on the amount of securities offered and the number of offerings and accordingly are not presently known and cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. Registrant's restated certificate of incorporation provides that its directors are not liable to registrant or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to registrant or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock, or (iv) for any transaction from which a director derived an improper personal benefit.

        The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents, subject to limitations. Registrant's amended by-laws and the appendix thereto provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law. Registrant's directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

        In addition, registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by the agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which registrant or those persons may be required to make in respect thereof.

Item 16.    Exhibits.

1*	Form of Underwriting Agreement
4.a.1
Restated Certificate of Incorporation of the registrant, as amended, filed as Exhibit 3-a-1 to the registrant's Annual Report on Form 10-K for year ended September 30, 2001, is incorporated herein by reference
4.a.2
Certificate of Merger effecting name change of the registrant from "New Rockwell Collins, Inc." to "Rockwell Collins, Inc.", filed as Exhibit 3-a-2 to the registrant's Annual Report Form 10-K for year ended September 30, 2001, is incorporated herein by reference
4.a.3	Amended By-Laws of the registrant, filed as Exhibit 3-b-1 to the registrant's Quarterly Report on Form 10-Q for quarter ended June 30, 2004, is incorporated herein by reference
4.a.4
Rights Agreement dated as of June 28, 2001 by and between the registrant and Mellon Investor Services LLC, as Rights Agent, filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K dated July 11, 2001, is incorporated herein by reference
4.b.1
Indenture dated as of November 1, 2001 between the registrant and Citibank, N.A., as Trustee, filed as Exhibit 4.b to the registrant's Registration Statement on Form S-3 (No. 333-72914), is incorporated herein by reference
4.b.2
Supplemental Indenture dated as of December 4, 2006 between the registrant and The Bank of New York Trust Company, N.A. (as incoming trustee), filed as Exhibit 4-a-4 to the registrant's Current Report on Form 8-K dated November 9, 2006, is incorporated herein by reference
4.c.1*	Form of Debt Securities
4.c.2*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities
4.c.3*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock
4.c.4*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock
5	Opinion of Chadbourne & Parke LLP
12	Statement re: Computation of Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to the registrant's Annual Report on Form 10-K for year ended October 3, 2008, is incorporated herein by reference
23.a	Consent of Deloitte & Touche LLP, independent auditors
23.b	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement
24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the registrant
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture

*
To be filed by amendment or as an exhibit to a document to be incorporated herein by reference.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa on the 23rd day of December, 2008.

ROCKWELL COLLINS, INC.
By:	/s/ GARY R. CHADICK Gary R. Chadick Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of December, 2008:

Signature	Title
CLAYTON M. JONES*	Chairman of the Board, President and Chief Executive Officer (principal executive officer) and Director
DONALD R. BEALL*	Director
ANTHONY J. CARBONE*	Director
CHRIS A. DAVIS*	Director
MARK DONEGAN*	Director
RALPH E. EBERHART*	Director
ANDREW J. POLICANO*	Director
CHERYL L. SHAVERS*	Director
PATRICK E. ALLEN*	Senior Vice President and Chief Financial Officer (principal financial officer)
MARSHA A. SCHULTE*	Vice President, Finance and Controller (principal accounting officer)

*	By:	/s/ GARY R. CHADICK Gary R. Chadick, Attorney-in-fact**
**	By authority of the powers of attorney filed as Exhibit 24 to this registration statement.

EXHIBIT INDEX

Exhibit No.
1*	Form of Underwriting Agreement
4.a.1
Restated Certificate of Incorporation of the registrant, as amended, filed as Exhibit 3-a-1 to the registrant's Annual Report on Form 10-K for year ended September 30, 2001, is incorporated herein by reference
4.a.2
Certificate of Merger effecting name change of the registrant from "New Rockwell Collins, Inc." to "Rockwell Collins, Inc.", filed as Exhibit 3-a-2 to the registrant's Annual Report Form 10-K for year ended September 30, 2001, is incorporated herein by reference
4.a.3	Amended By-Laws of the registrant, filed as Exhibit 3-b-1 to the registrant's Quarterly Report on Form 10-Q for quarter ended June 30, 2004, is incorporated herein by reference
4.a.4
Rights Agreement dated as of June 28, 2001 by and between the registrant and Mellon Investor Services LLC, as Rights Agent, filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K dated July 11, 2001, is incorporated herein by reference
4.b.1
Indenture dated as of November 1, 2001 between the registrant and Citibank, N.A., as Trustee, filed as Exhibit 4.b to the registrant's Registration Statement on Form S-3 (No. 333-72914), is incorporated herein by reference
4.b.2
Supplemental Indenture dated as of December 4, 2006 between the registrant and The Bank of New York Trust Company, N.A. (as incoming trustee), filed as Exhibit 4-a-4 to the registrant's Current Report on Form 8-K dated November 9, 2006, is incorporated herein by reference
4.c.1*	Form of Debt Securities
4.c.2*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities
4.c.3*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock
4.c.4*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock
5	Opinion of Chadbourne & Parke LLP
12	Statement re: Computation of Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to the registrant's Annual Report on Form 10-K for year ended October 3, 2008, is incorporated herein by reference
23.a	Consent of Deloitte & Touche LLP, independent auditors
23.b	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement
24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the registrant
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture

*
To be filed by amendment or as an exhibit to a document to be incorporated herein by reference.